Exhibit 4.12

SYSCO INTERNATIONAL, ULC,
Successor by conversion and name change to
SYSCO INTERNATIONAL, CO.
Issuer
SYSCO CORPORATION,
as Guarantor
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
Successor to
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee
SUPPLEMENTAL INDENTURE NO. 1
dated as of July 2, 2010
Amending the
INDENTURE
among the Issuer, the Guarantor
and the Trustee
Dated as of May 23, 2002

     THIS SUPPLEMENTAL INDENTURE NO. 1 (the “Supplemental Indenture”) to the Indenture (defined below) is dated as of the 2nd day of July, 2010. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.
     WHEREAS, SYSCO International, Co., an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada (“Original Issuer”), Sysco Corporation, a Delaware corporation (“Guarantor”), and Wachovia Bank, National Association, a national banking association, as trustee (the “Original Trustee”) entered into that certain Indenture dated as of May 23, 2002 (the “Indenture”) providing for the issuance of the Securities;
     WHEREAS, U.S. Bank, National Association (“First Successor Trustee”), succeeded the Original Trustee as trustee under the Indenture;
     WHEREAS, the First Successor Trustee resigned as the trustee under the Indenture pursuant to that certain Agreement and Resignation, Appointment and Acceptance (the “Resignation and Appointment Agreement”), dated February 13, 2007, by and among Original Issuer, Guarantor, First Successor Trustee, and The Bank of New York Trust Company, N.A.,
     WHEREAS, pursuant to the Resignation and Appointment Agreement, Original Issuer and the Guarantor appointed The Bank of New York Trust Company, N.A. as the successor indenture trustee (the “Trustee”), pursuant to Article VI of the Indenture;
     WHEREAS, The Bank of New York Mellon Trust Company, N.A. is the successor to The Bank of New York Trust Company, N.A.;
     WHEREAS, the Original Issuer provided notice to the Trustee that the Original Issuer is continuing as an unlimited liability company under the Business Corporations Act (British Columbia) and will change its name to Sysco International, ULC (the Original Issuer following such continuance and name change herein the “Issuer”);
     WHEREAS, the Issuer has requested that the Indenture be supplemented to reflect the continuance and name change, which supplemental indenture can be entered into without the consent of Securityholders pursuant to Section 8.1(d) of the Indenture;
     WHEREAS, subject to the terms and conditions of this Supplemental Indenture, the Issuer, the Guarantor and the Trustee agree to supplement the Indenture without the consent of the Securityholders, for the purpose of reflecting the continuance and name change of the Original Issuer;
     NOW, THEREFORE, the Issuer, the Guarantor and the Trustee hereby agree as follows:
     Section 1. The definition of “Issuer” as defined in the Indenture and any other documents executed in connection therewith, shall refer to and mean Sysco International, ULC, an unlimited liability company organized under the Business Corporations Act (British Columbia), as amended, together with its successors and assigns from and after the date of this Supplemental Indenture.

     Section 2. The Issuer hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of the Issuer’s covenants and obligations under the Indenture and the Securities.
     Section 3. Except as expressly amended hereby, the Indenture remains in full force and effect.
     Section 4. This Supplemental Indenture shall become effective as of the date written above when, and only when Trustee shall have received from the Issuer and the Guarantor, at Trustee’s office, each in form and substance satisfactory to Trustee, an Officers’ Certificate and an Opinion of Counsel, each of which complies with Article 11 of the Indenture.
     Section 5. Governing Law; Counterparts
          (a) This Supplemental Indenture and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          (b) This Supplemental Indenture may be executed by one or more of the parties to this Supplemental Indenture on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Supplemental Indenture may be delivered by facsimile transmission of the relevant signature pages hereof.
[Remainder of Page Intentionally Deleted]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SYSCO INTERNATIONAL, ULC, as Issuer
By:	/s/ Thomas P. Kurz
	Name:	Thomas P. Kurz
	Title:	Vice President and Secretary

SYSCO CORPORATION, as Guarantor
By:	/s/ Thomas P. Kurz
	Name:	Thomas P. Kurz
	Title:	Vice President, Deputy General Counsel and Asst. Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee
By:	/s/ Marcella Burgess
	Name:	Marcella Burgess
	Title:	Vice President

Signature page to Supplemental Indenture No. 1